                                                                   EXHIBIT 99.10

                         Independent Auditors' Report



Board of Directors and Shareholders
Kent Optical Co. and Affiliates:


We have audited the accompanying combined balance sheet of Kent Optical Co. and Affiliates (the "Company"), as of March 31, 1999, and the related combined statements of operations, retained earnings (accumulated deficit), and cash flows for the nine-month period then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Kent Optical Co. and affiliates as of March 31, 1999, and the results of its operations and its cash flows for the nine-month period then ended, in conformity with generally accepted accounting principles.

KPMG, L.L.P.
Boston, Massachusetts

July 2, 1999

                        KENT OPTICAL CO. AND AFFILIATES

                            Combined Balance Sheet

                                March 31, 1999



                                    ASSETS


Current assets:
    Cash and cash equivalents                                                            $  199,840
    Accounts receivable, net of allowance of $256,500                                       747,580
    Inventories                                                                             898,898
    Prepaid expenses and other current assets                                                34,214
                                                                                         ----------
            Total current assets                                                          1,880,532
                                                                                         ----------

Property and equipment, net                                                                 400,891

Other assets:
    Intangible assets, net                                                                  525,295
                                                                                         ----------



                                                                                         $2,806,718
                                                                                         ==========

See accompanying notes to combined financial statements.

                        KENT OPTICAL CO. AND AFFILIATES

                            Combined Balance Sheet

                                March 31, 1999



                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long term debt                                      $  225,394
    Line of credit                                                            120,000
    Accounts payable                                                          549,402
    Accrued expenses                                                          277,641
                                                                           ----------
           Total current liabilities                                        1,172,437

Long term debt, less current maturities                                     1,176,076

Stockholders' equity:
    Common stock                                                               36,840
    Additional paid-in capital                                                433,136
    Accumulated deficit                                                       (11,771)
                                                                           ----------
                                                                              458,205
                                                                           ----------

                                                                           $2,806,718
                                                                           ==========


                        KENT OPTICAL CO. AND AFFILIATES

                       Combined Statement of Operations

                For the nine-month period ended March 31, 1999



Net revenue                                                                 $7,650,041

Cost of revenue                                                              2,785,638
                                                                            ----------

         Gross margin                                                        4,864,403

Selling, general and administrative expense                                  4,830,651
                                                                            ----------

         Operating income                                                       33,752

Other income (expense):
    Interest expense                                                          (100,586)
    Other income                                                                13,899
                                                                            ----------
         Total other expense                                                   (86,687)

         Loss before income taxes                                              (52,935)

Income tax expense                                                                  --
                                                                            ----------

         Net loss                                                           $  (52,935)
                                                                            ==========

See accompanying notes to combined financial statements.

                        KENT OPTICAL CO. AND AFFILIATES

         Combined Statement of Retained Earnings (Accumulated Deficit)

                For the nine-month period ended March 31, 1999


Retained earnings (accumulated deficit) at beginning of period                                  $405,806

    Net loss                                                                                     (52,935)

    Distributions                                                                                364,642
                                                                                                --------

Retained earnings (accumulated deficit) at end of period                                        $(11,771)
                                                                                                ========


                        KENT OPTICAL CO. AND AFFILIATES

                       Combined Statement of Cash Flows

                For the nine-month period ended March 31, 1999


Operating activities:
    Net loss                                                                                   $ (52,935)
    Adjustments to reconcile net loss to net cash provided by operating activities:
       Depreciation and amortization                                                              97,959
       Provision for doubtful accounts                                                            92,000
       Changes in operating assets and liabilities:
          Accounts receivable                                                                    (26,290)
          Inventories                                                                            (26,453)
          Prepaid expenses and other current assets                                               23,207
          Accounts payable and accrued expenses                                                  275,259
                                                                                               ---------
               Net cash provided by operating activities                                         382,747

Investing activities:
    Purchases of property and equipment                                                           43,024
                                                                                               ---------
               Net cash used in investing activities                                              43,024

Financing activities:
    Net proceeds from line of credit                                                             120,000
    Principal payments on long-term debt                                                        (240,356)
    Distributions to shareholders                                                               (234,460)
                                                                                               ---------
               Net cash used in financing activities                                            (354,816)

               Increase in cash and cash equivalents                                              70,955

Cash and cash equivalents, beginning of period                                                   128,885
                                                                                               ---------

Cash and cash equivalents, end of period                                                       $ 199,840
                                                                                               =========

Supplemental cash flow disclosure:
    Cash paid during the period for:
       Interest                                                                                $  73,939
                                                                                               =========
       Income taxes                                                                            $  14,731
                                                                                               =========

       Noncash distributions                                                                   $ 130,182
                                                                                               =========

See accompanying notes to combined financial statements.

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999



(1) PRINCIPLES OF COMBINATION AND PRESENTATION

   Kent Optical Co. and Affiliates (the "Company") manufacture, distribute, and sell eyewear and related products and services. The combined financial statements include the accounts of Kent Optical Co. and affiliated companies after elimination of material intercompany accounts and transactions. Kent Optical Co. and affiliated companies are owned and managed by a common shareholder group who have entered into shareholder agreements restricting the transfer of shares outside the group and who have agreed to make decisions in unison. The companies include:

           CUSTOM OPTICS, INC.
               An affiliated company which manufactures eyewear.

           KENT OPTICAL CO., SOURCE OPTICAL SUPPLY, INC., KENT NW GRAND RAPIDS INC., KENT HACKLEY, INC., HALE OPTICAL, INC., AND JACKSON OPTICAL CO.
               Companies which sell eyewear and related products and services.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, cash and cash equivalents consist of cash in banks.

  (b)  FINANCIAL INSTRUMENTS

       The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. The carrying amount of other long-term maturities approximates fair value. The carrying amount of the Company's line of credit approximated fair value because the borrowing rate changes with market interest rates.

  (c)  REVENUE RECOGNITION

       Revenue and the related costs from the sale of eyewear are recognized at the time an order is complete. Revenue from eye care services is recognized when the service is performed. The Company has fee for service arrangements with most of its third party payors. Revenue is reported net of contractual allowances.

  (d)  INVENTORIES

       Inventories primarily consist of the costs of eyeglass frames, contact lenses, ophthalmic lenses, sunglasses and other optical products and are valued at the lower of cost (using first-in, first-out method) or market.
                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999



  (e)  ADVERTISING

       Advertising costs are expensed as incurred.

  (f)  PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost. The Company provides for depreciation at the time the property and equipment is placed in service. The straight-line method is used over the estimated useful life of the assets ranging from 3 to 10 years. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of may not be recoverable. Recoverability of property and equipment is measured by a comparison of the carrying amount of the related asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


  (g)  INTANGIBLE ASSETS

       Intangible assets resulting from business acquisitions consist of non-competition agreements, customer lists, goodwill and tradenames. Intangible assets are amortized on a straight-line basis over a period of 5 to 15 years. The Company assesses the recoverability of unamortized intangible assets on an on-going basis by comparing anticipated operating profits and future, undiscounted cash flows to net book value. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

  (h)  INCOME TAXES

       Kent Optical Co., Source Optical Supply, Inc., Jackson Optical Co., and Hale Optical, Inc. are subject to federal income taxes. The remaining affiliated companies are taxed as S corporations under provisions of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is presented in these combined financial statements for the remaining affiliated companies.

  (i)  USE OF ESTIMATES

       The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.
                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999


(3)    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:

           Leasehold improvements                $  259,373
           Equipment                                671,860
           Office equipment                         329,103
           Transportation equipment                  30,276
           Computers and software                   101,016
                                                 ----------
                                                  1,391,628
             Less accumulated depreciation         (990,737)
                                                 ----------

                 Net property and equipment      $  400,891
                                                 ==========

(4)        INTANGIBLE ASSETS

   Intangible assets consists of the following:

           Non-competition agreements            $  285,087
           Customer lists                           150,250
           Goodwill                                 243,090
           Tradenames                                95,000
                                                 ----------
                                                    773,427
             Less accumulated amortization         (248,132)
                                                 ----------

                 Net intangible assets           $  525,295
                                                 ==========

(5)  INCOME TAXES

   Income tax benefit attributable to loss from operations differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent as a result of the following:

           NINE-MONTHS ENDED                                     3/31/99
------------------------------------------------------------   ---------

           Computed "expected" tax benefit                     $  16,963
           Increase in tax benefit resulting from:
             "S" corporation earnings excluded from Income       127,975
             Decrease in tax benefit resulting from:
             Other                                               (14,805)
           Increase in valuation allowance for deferred
             tax assets                                         (130,133)
                                                               ---------

                                                               $      --
                                                               =========

                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999



   The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are presented below:

          NINE-MONTHS ENDED                       3/31/99
-----------------------------------------------  --------

           Deferred tax assets:
             Net operating loss carryforwards   $  88,922
             Bad debt reserve                      85,000
             Amortization differences              18,194
                                                ---------
                 Gross deferred tax assets        192,116

           Valuation allowance under SFAS 109    (161,201)
                                                ---------
                 Net deferred tax assets           30,915
           Less deferred tax liabilities:         (30,915)
                                                ---------

             Net deferred tax                   $      --
                                                =========


   A valuation allowance in the amount of $161,201 was established on March 31, 1999. This allowance has been established due to the uncertainty in the ability of the Company to benefit from the net deferred tax assets.

   The net operating loss carryforwards ("NOLs") for federal tax purposes at March 31, 1999 are approximately $262,000 and expire in various amounts through 2019.


(6)  LINE OF CREDIT

   Kent Optical Co. has a $250,000 line of credit with a bank at prime plus one half percent (8.50% at March 31, 1999). The outstanding balance under the line of credit was $120,000 at March 31, 1999 and is due September 1999. Assets of the Company and personal guarantees of the shareholders secure the line of credit.


(7)  ACCRUED EXPENSES


       Accrued expenses consist of the following:

           Accrued sales tax             $ 72,088
           Payroll and related costs       70,739
           Other                          134,814
                                          -------

               Total accrued expenses    $277,641
                                          =======

                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999



(8) DEBT

   8.35% bank note payable in monthly installments of $6,185 including interest;
     final payment of $142,300 due October 2003                                              $  373,238

   9.5% bank note payable in monthly installments of $2,424 including interest;
     final payment due March 2002                                                                70,574

   9.5% bank note payable in monthly installments of $2,515 including interest;
     final payment due July 2001                                                                 62,861

   7.9%-10.5% equipment notes payable in monthly installments of $1,944 including
     interest; final payments due through September 2002                                         29,406

   10% capital leases payable in monthly installments of $918 including interest; final
     payments due through December 2000                                                          11,407

   8% promissory note due to individual, payable in monthly installments of $3,579
     including interest; final payment due April 2007                                           255,062

   8.00% - 10% promissory notes due to individuals, payable in monthly installments
     of $3,141 including interest; final payments due through November 2007                     213,777

   8.0% promissory notes due to unaffiliated company, payable in monthly installments of
     $2,230 including interest; final payments due through January 2003                          82,139

   9% shareholder note payable in monthly installments of $3,000 plus interest; final
     payment due January 2002                                                                   102,000

   Note payable with imputed interest at 9% in connection with the purchase of the assets
     of a retail optical business due 2006                                                       41,345

   Notes payable with imputed interest at 9% in connection with non-competition agree-
     ments with monthly installments of $2,200; final payments due through August 2010          159,661
                                                                                             ----------
                                                                                              1,401,470
       Less current maturities                                                                  225,394
                                                                                             ----------

           Long term debt, less current maturities                                           $1,176,076
                                                                                             ==========

   Long-term debt is secured by substantially all the assets of the Company and is guaranteed by the shareholders of the Company.
                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999



   Aggregate maturities of long-term debt for the years ended March 31, 1999 through 2004 and thereafter are as follows:

                YEAR ENDING
                 MARCH 31,                                   AMOUNT
                -----------                                ----------

                    2000                                   $  225,394
                    2001                                      200,331
                    2002                                      221,353
                    2003                                      176,502
                    2004                                      244,660
                 Thereafter                                   333,230
                                                           ----------

            Total long-term debt                           $1,401,470
                                                           ==========

(9)  SHAREHOLDERS' EQUITY

   The following is a schedule of corporate stock authorized and issued and outstanding at March 31, 1999:

                                                  COMMON STOCK SHARES
                                                  -------------------
                                                       ISSUED AND
                                          AUTHORIZED  OUTSTANDING  PAR VALUE
                                          ----------  -----------  ---------

       Kent Optical Co.                     50,000       21,840        $1
       Custom Optics, Inc.                  60,000        2,000        --
       Source Optical Supply, Inc.           3,000        3,000        --
       Kent  NW Grand Rapids, Inc.          50,000       10,000         1
       Kent  Hackley, Inc.                  50,000       10,000        --
       Hale Optical, Inc.                   60,000        1,000        --
       Jackson Optical Co.                 100,000        5,000         1

   During the nine-month period ended March 31, 1999, the shareholders made contributions to capital in the amount of $33,640.

                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999



(10) COMMITMENTS AND RELATED PARTY TRANSACTIONS

  (a)  RELATED PARTY LEASES

       The Company conducts certain operations in facilities owned by real estate partnerships controlled by the shareholders of the Company. The rental agreements expire at various dates through May 2003 and provide for monthly rentals of $14,500 plus occupancy expenses. Rent expense for the nine months ended March 31, 1999 was approximately $130,500.

       In addition, the Company leases a facility owned by a relative of the Company shareholder. This lease expires November 2007 and requires monthly rentals of $7,000 plus occupancy expenses. Rent expense for the nine months ended March 31, 1999 was $63,000.

  (b)  OTHER LEASES

       The Company leases additional facilities from unrelated parties. These leases expire at various dates through October 2003 and require monthly rentals of approximately $34,300 plus occupancy expenses. Rent expense for these facilities for the nine months ended March 31, 1999 was approximately $308,500.

  (c)  MINIMUM LEASE PAYMENTS

       The following is a schedule of future minimum lease payments required under the above operating leases as of March 31, 1999:

       YEAR ENDING                                    RELATED     OTHER
        MARCH 31                            TOTAL     PARTIES    LEASES
       -----------                       ----------  ---------  ---------
           2000                          $  848,416    258,000    590,416
           2001                             597,975    221,700    376,275
           2002                             475,261    211,800    263,461
           2003                             311,303    192,000    119,303
           2004                             147,369    102,000     45,369
        Thereafter                          308,000    308,000         --
                                         ----------  ---------  ---------

                                         $2,688,324  1,293,500  1,394,824
                                         ==========  =========  =========

                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999



   (d)  CONTINGENT LEASES

       Some of the lease agreements provide for contingent rental payments based upon 20-25 percent of revenues. Rent expense attributed to these leases for the nine months ended March 31, 1999 was approximately $213,000.


(11)  PENSION PLAN

   The Company maintains a 401(k) profit-sharing plan, covering substantially all employees, which provides for partial matching contributions of employee elective deferrals. A matching contribution of approximately $6,300 was made for the nine months ended March 31, 1999.


(12)  CONTINGENCIES

  (a)  SALES TAX

       The State of Michigan completed an examination of Kent Optical Co., Kent NW Grand Rapids, Inc. and Kent Hackley, Inc. (Kent) tax returns for prior fiscal years ending through April 30, 1996, and the State of Michigan made a determination that Kent was liable for approximately $65,000 in sales tax and interest. Kent disagreed with the audit determination and requested an informal conference with a Department of Treasury referee. Kent received an unfavorable decision from the Department of Treasury referee. Kent has filed an appeal for which a hearing date has yet to be scheduled. The Company has provided for the aforementioned liability at March 31, 1999.

  (b)  PURCHASE AGREEMENT

       The Company entered into an agreement dated August 1, 1996 to purchase the assets of a retail optical business. Terms of the agreement state that payments to the seller begin ten (10) years from the date of the contract and continue for one hundred twenty (120) months. The purchase price is determined through a formula based on the three calendar years immediately preceding the commencement of monthly payments. The seller can accelerate the start of monthly payments, but such payments shall not commence sooner than sixty (60) months from the date of the contract.
       The agreement states the total purchase price based upon the formula, shall in no event be less than $72,195. Also, until the purchase price is paid in full, the Company cannot engage in certain transactions if it would reduce the gross receipts for purposes of the above formula, including but not limited to, merging or consolidating with any other corporation or reorganizing its capital structure. These transactions could cause the entire purchase price to become immediately due. Based upon the above formula, for the period August 1, 1996 through March 31, 1999, the liability currently reported as $72,195 would be approximately $116,775 if the purchase price became immediately due.

                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                     Notes to Combined Financial Statements

                                 March 31, 1999



(13)   CONCENTRATION OF CREDIT RISK

       The Company sells its products and services to customers primarily in West Michigan. The Company performs ongoing credit evauluations of it significant commercial customers and, generally, requires no collateral from its customers.

       The Company maintains its cash balances in one financial institution located in West Michigan. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's uninsured cash balances, per bank records, may exceed the FDIC limit from time to time.


(14)   STOCK PURCHASE AGREEMENTS

       There are various agreements between Kent Optical Co. and affiliates, the majority shareholders, and the minority shareholders regarding the purchase and/or sale of the outstanding stock of the companies in the event of death or disability. The agreements provide for a purchase price and payment terms over a period of five to seven years. The Company has life insurance to reduce its obligations under these agreements. The agreement also restricts the sale, transfer, pledge, or other disposal of the Company's stock by its shareholders.


(15)   SUBSEQUENT EVENT

       On April 22, 1999, Sight Resource Corporation (Sight) purchased all the stock of the Company for approximately $7,000,000. As a result, Sight assumed all of the assets and liabilities of the Company. The financial statements do not reflect any adjustments related to the acquisition.